EXHIBIT A
AGREEMENT
Pursuant to Securities Exchange Act
Rule 13d-l(k)(1)(iii)
     The undersigned hereby agree that Amendment No. 15 to the Schedule 13D, filed pursuant to the Securities Exchange Act of 1934 and executed by each of the undersigned of even date herewith, is filed on behalf of each of the undersigned.
     DULY EXECUTED this 10 th day of July, 2007.

Inter-Him N.V.

By:		/s/ Victor Hoogstraal

Victor Hoogstraal
Managing Director

RonHow, LLC

By:	Interhim Holdings Nevada, Inc., a Nevada corporation

	By:	/s/ Robert L. Anderson

Robert L. Anderson
President

/s/ Ronald de Waal

Ronald de Waal

/s/ W. Howard Lester

W. Howard Lester